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                                                                   EXHIBIT *10.1


                            CONTRACT TERMINATION AGREEMENT


    This Contract Termination Agreement, dated April 1, 1996 for reference, is entered into by and between REGENCY SERVICE CORPORATION, a California corporation ("RSC"), and PEACHWOOD PARK, a California limited partnership ("Project Manager").

                                       RECITALS

    A. Project Manager has heretofore provided to RSC certain management services in connection with RSC's real estate investments. Such services have been provided pursuant to the terms and conditions set forth in a series of annual management agreements. The most recent of such management agreements was entered into on April 17, 1991, effective January 1, 1991 (the "1991 Agreement"), and has been continued in effect on an annual basis since that date.

    B. The 1991 Agreement and its predecessors contemplated that the various real estate projects for which Project Manager would render its services would be completed and sold in the ordinary course of business according to the original intentions of the parties and/or the business plan for each project. However, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which became effective after the 1991 Management Agreement was executed, has mandated that banks engaged, directly or indirectly, in real estate development activities divest themselves of those activities by December 19, 1996. As a result, Project Manager has been called upon to provide management services that are different from or in addition to those that were set forth in the 1991 Management Agreement.

    C. Because of the different services now required by RSC to be performed by the Project Manager, RSC and Project Manager desire to terminate the 1991 Management Agreement.

    D. In addition, the parties acknowledge that a dispute exists with regard to the amount of compensation due Project Manager for services rendered under the 1991 Management Agreement for periods prior to the effective date of this Agreement, including, without limitation, whether the 1991 Management Agreement requires that Project Manager be liable for one-third of any losses incurred upon final disposition of a project under Project Manager's management and whether, because of the different services now required of Project Manager, Project Manager is entitled to a different compensation than that provided under the 1991 Management Agreement. The parties have agreed to settle absolutely and forever such dispute on the terms set forth in this Agreement, and to resolve all outstanding obligations owed by them to each other.


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                                      AGREEMENT

    Therefore, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, the parties agree as follows:

    1. TERMINATION. The parties hereby confirm and agree that the 1991 Management Agreement is hereby terminated effective March 31, 1996. This termination is and shall be effective with respect to each of the parties' respective rights and obligations under the 1991 Management Agreement, all prior versions of such agreement, all modifications and amendments thereto, and, without limitation, those rights and obligations under the 1991 Management Agreement which by their terms would have otherwise survived termination.

    2. FINAL COMPENSATION PAYMENT. RSC shall pay to Project Manager the following sums (some of which may, as of the date hereof, already have been paid):

         2.1 Twenty-five thousand dollars ($25,000.00) for services rendered by Project Manager for each of the months of January, February and March 1996.

         2.2 Fifty-six thousand, seven hundred dollars ($56,700.00), as the balance due for services rendered by Project Manager during the year ended December 31, 1995.

To the extent not already paid, RSC shall pay the foregoing sums to Project Manager within ten (10) days after the mutual execution and delivery of this Agreement by both parties.

    3. MUTUAL AND GENERAL RELEASE OF ALL CLAIMS. Except as expressly set forth in this Agreement, and without limiting in any way the rights and remedies, if any, of any federal or state regulatory agency or other governmental authority having or purporting to have jurisdiction over RSC or any of its affiliates (a "Governmental Agency"), the parties agree as follows:

         3.1 MUTUAL RELEASE. Each party (for itself and its successors, assigns, parents, subsidiaries, affiliates, shareholders, directors, officers, legal representatives, insurers, attorneys and agents) (collectively, the "Releasing Party"), hereby waives, releases and forever discharges the other party (and its successors, assigns, parents, subsidiaries, affiliates, shareholders, directors, officers, legal representatives, insurers, attorneys and agents) (collectively, the "Released Party"), from any and all actions, causes of action, claims, demands, damages, obligations and liabilities of every kind, either at law or in equity, arising out of or in any way related to the performance or non-performance by the Released Party of its obligations under the 1991 Management Agreement, including, without limitation, the amount of compensation due Project Manager thereunder.

         3.2 GENERAL RELEASE. The foregoing mutual release is intended to discharge and acquit all claims coming within its scope, whether or not now known, unknown, suspected,


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anticipated, liquidated or contingent.  In furtherance thereof, each party hereby waives and relinquishes any rights or benefits which such party has or may have under section 1542 of the California Civil Code and under any similar provision of the statutory or nonstatutory law of any jurisdiction to the full extent that such party may lawfully waive all such rights and benefits pertaining to the subject matter of this release. Section 1542 of the California Civil Code provides as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each party acknowledges and agrees that there is a risk that, after this Agreement is signed, such party may discover facts, claims, defenses or other matters concerning the 1991 Management Agreement, or the services rendered thereunder, which are currently unknown and unanticipated and which, if they had been known, might have affected their decision to enter into this Agreement. Nevertheless, it is understood that the purpose of this provision is to waive and release all such matters. EACH PARTY REPRESENTS AND WARRANTS TO THE OTHER PARTY THAT IT HAS READ THE FOREGOING RELEASE AND WAIVER, HAS CONFERRED WITH LEGAL COUNSEL OF ITS CHOICE, AND VOLUNTARILY AGREES TO THE TERMS OF SUCH RELEASE AND WAIVER WITH FULL KNOWLEDGE AND UNDERSTANDING OF ITS LEGAL EFFECT.

         3.3 COVENANT NOT TO SUE. Each party further agrees never voluntarily to commence or prosecute, or cause to be commenced or prosecuted, against the other party or its heirs, executors, administrators, successors, assigns, agents, employees, attorneys and insurers, any action or proceeding based directly or indirectly upon any of the matters contained in the release set forth in section 3.1 above.

    4. GENERAL INDEMNIFICATION. Project Manager shall defend, indemnify and hold harmless RSC and its directors, officers, partners, employees, agents, subsidiaries, affiliates, and assignees, or any of them, from and against any losses, damages, liabilities (including product liability, regardless of the theory of recovery), expenses (including attorneys' fees and court costs), costs, claims, suits, demands, actions, causes of action, proceedings, recoveries, judgments, assessments, deficiencies and charges on account of physical damage to tangible property and personal injuries (including death) (collectively, "Losses") arising out of or resulting from the performance of services by Project Manager pursuant to the 1991 Management Agreement, but excluding Losses to the extent caused by or resulting from the intentional action or negligence of RSC or other indemnified party hereunder. It is a condition precedent to the right to obtain indemnification under this section 0 that the party seeking indemnification (the "Indemnified Party") shall give to Project Manager prompt written notice of any claim for which indemnification is sought. The notice shall describe the basis for such claim and shall submit copies of all pleadings, demands and other materials pertaining thereto and shall cooperate


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reasonably with Project Manager in the defense of such claim.  Provided that the
Project Manager has accepted the tender of defense of a claim from the Indemnified Party, the Indemnified Party shall not settle, compromise or otherwise resolve any claim without obtaining the prior written approval of Project Manager, which shall not be withheld or delayed unreasonably.

    5. CONFIDENTIALITY. The terms of this Agreement are confidential. Each party agrees not to disclose the terms of this Agreement to any person or for any purpose for a period of three (3) years from the date of this Agreement, except for such disclosures (a) made by RSC or its affiliates to any Governmental Agency or as may be required by any law, rule, regulation, order or directive from any Governmental Agency; (b) as are required by an order of a court or other adjudicatory body (provided that the party upon whom such order is imposed shall first have given notice to the other party and allowed the other party to make a reasonable effort to obtain a protective order or other confidential treatment for the information); or (c) as are necessary and appropriate for accounting purposes, financial reporting or otherwise to consummate the matters contemplated by this Agreement.

    6. NO-ADMISSION OF LIABILITY. This Agreement represents the compromise and settlement of disputed claims. No admission of liability or of the truth or validity of any claim released by this Agreement is intended or to be implied by this Agreement.

    7.   MISCELLANEOUS TERMS.

         7.1 INTEGRATION. The provisions of this Agreement constitute the entire agreement between the parties, and supersede all prior and contemporaneous agreements, understandings and negotiations, whether written or oral, with respect to its subject matter.

         7.2 BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns, but no party shall have the right to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party (which consent shall not be unreasonably withheld).

         7.3 CAPTIONS. The captions and headings used in this Agreement are provided for convenience only and shall not affect the meaning, interpretation or construction of any of the provisions of this Agreement.

         7.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original as against the party whose signature appears thereon and together which shall constitute but one and the same document. This Agreement shall become effective when each party has signed and delivered one or more counterparts of this Agreement to the other party.


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         7.5  ATTORNEYS FEES.  If either party brings any legal action by any method other than arbitration against the other with respect to any Dispute required to be arbitrated under this Agreement, the other party shall be entitled to recover from such party all damages, costs, expenses and attorneys' fees incurred as a result of such action. Notwithstanding the foregoing, each party shall have the right to commence a legal action for injunctive relief in a court of competent jurisdiction.

         7.6 SEVERABILITY. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, the parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law. However, if such illegal, unenforceable or void provision cannot reasonably be modified as provided above or stricken from this Agreement without material effect on the Agreement, then this Agreement shall terminate.

         7.7 WAIVER. No delay or omission by either party to exercise any right or power shall impair any such right or power or be construed to be a waiver thereof. A waiver by any party of any of the covenants, conditions or contracts to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or contract herein contained. No change, waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such change, waiver, or discharge is sought to be enforced.

         7.8 CUMULATIVE REMEDIES. The rights and remedies provided in this Agreement or otherwise under applicable laws shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy, except as expressly provided otherwise in this Agreement.

         7.9 NO THIRD PARTY BENEFIT. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, or corporation, other than the parties hereto and those other persons or entities specifically granted rights hereunder, and their respective successors and assigns, any remedy or claim by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties hereto.

         7.10 APPLICABLE LAW. This Agreement shall be interpreted, construed and governed by the laws of the State of California, without giving effect to its choice of law rules.

         7.11 AMENDMENT. No oral statements or agreements or any course of conduct shall be effective to modify, amend, supplement or otherwise change any of the terms of this


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Agreement.  This Agreement can be modified, amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement and the provisions thereof being modified, amended, supplemented or changed, and which is signed by both parties.

    IN WITNESS WHEREOF, the parties have caused this Contract Termination Agreement to be executed and delivered by their respective duly authorized representatives as of the date set forth beneath their respective signatures hereto.

"RSC"                                  "PROJECT MANAGER"

REGENCY SERVICE CORPORATION,           PEACHWOOD PARK,
a California corporation               a California limited partnership



By:  ___________________________       By:  ___________________________
         Steve Hertel                         Gary L. McDonald
         President                            Managing General Partner

Date: _____________ , 1996             Date: ______________ , 1996


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